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                                                                       EXHIBIT 5


   [Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. letterhead]




      Gerald F. Roach                                     OFFICES
Direct Dial: (919) 821-6668                   2500 First Union Capitol Center
E-Mail: groach@smithlaw.com                    Raleigh, North Carolina 27601

                                                      Mailing Address
                                                       P.O. Box 2611
 TELEPHONE: (919) 821-1220                        Raleigh, North Carolina
 FACSIMILE: (919) 821-6800                               27602-2611


                               November 16, 1998


FNB Financial Services Corporation
202 South Main Street
Reidsville, North Carolina 27320

Ladies and Gentlemen:

         As counsel for FNB Financial Services Corporation (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 188,432 additional shares of its common stock, $1.00 par value (the "Common Stock"), pursuant to the Company's Omnibus Equity Compensation Plan (as Amended and Restated effective November 14, 1996) (the "Plan"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to which this opinion is to be attached as an exhibit. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the Amended and Restated Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors, and such other documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. Based on such examination, it is our opinion that the shares of Common Stock of the Company, which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Amended and Restated Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor pursuant to the Plan as described in the Registration Statement, such shares will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under
Section 7 of the Act or the regulations promulgated pursuant to the Act.

         This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction.

         Our opinion is as of the date hereof, and we do not undertake to advise you of matters which might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.


                                 Very truly yours,

                                 SMITH, ANDERSON, BLOUNT, DORSETT,
                                          MITCHELL & JERNIGAN, L.L.P.



                                 By: /s/ Gerald F. Roach
                                     Gerald F. Roach